UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2006

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 16, 2006, Florida Metropolitan University, Inc. ("FMUI"), a wholly-owned subsidiary of Corinthian Colleges, Inc. (the "Company" or "Corinthian"), received a second investigative records subpoena from the Florida Attorney General’s office regarding advertising and marketing practices of FMUI. This new subpoena requests documents from the past four years generally related to FMUI’s placement rates, completion rates, withdrawal rates and policies, grading policies, attendance record keeping, compensation of instructors, training and supervision of instructors, qualifications required of instructors, policies and procedures for financial aid and verification, identification information for current and former instructors and registrars, course prices, and marketing and advertising plans. To the Company’s knowledge, the Attorney General’s office has not asserted any claims against the Company or FMUI. The Company and FMUI have cooperated with the Florida Attorney General’s office regarding a prior records subpoena received in November 2005 and expect to continue to cooperate with this inquiry.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

June 20, 2006	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President & General Counsel